Exhibit 10.2

Execution Version

SECOND AMENDMENT TO SECOND AMENDED & RESTATED SEPARATION AND SHARED SERVICES AGREEMENT

This Second Amendment to Second Amended & Restated Separation and Shared Services Agreement (“Second Amendment”), effective as of April 19, 2022 (the “Second Amendment Effective Date”), is made by and between BioXcel LLC, a Delaware limited liability company, located at 2614 Boston Post Road Guilford, CT 06437 (“BioXcel”), and BioXcel Therapeutics, Inc., a Delaware corporation located at 555 Long Wharf Drive, New Haven, CT 06511 (“BTI”). BioXcel and BTI may be referred to herein individually as a “Party”, or collectively as the “Parties.” Capitalized terms used herein without definition shall have the respective meanings ascribed to such terms under the Shared Services Agreement (as defined below).

WHEREAS, BioXcel (as successor in interest to BioXcel Corporation) and BTI are parties to that certain Second Amended & Restated Shared Services Agreement, dated March 6, 2020 (as amended by that certain First Amendment to Second Amended & Restated Separation and Shared Services Agreement (the “First Amendment”), and as may be further amended, restated, amended and restated, or as otherwise modified from time to time, the “Shared Services Agreement”); and

WHEREAS, BioXcel and BTI desire to further amend the Shared Services Agreement in respect of BTI’s option thereunder to enter into a Collaborative Services Agreement with BioXcel.

NOW, THEREFORE, the Parties hereby agree as follows:

A.	Amendments. The Shared Services Agreement is hereby amended as follows, effective as of the Second Amendment Effective Date:
1.	Section 2(d) of the Shared Services Agreement shall be deleted in its entirety and replaced with the following:

d. EvolverAI Collaborative Services. On or before December 31, 2024, BTI shall have the option to enter into a Collaborative Services Agreement with BioXcel by which BioXcel shall perform product identification and related services for BTI utilizing the EvolverAI Platform. The Parties agree to negotiate the terms of such Collaborative Services Agreement in good faith and that such agreement will incorporate reasonable market based terms, including consideration for BioXcel reflecting a low, single-digit royalty on net sales and reasonable development and commercialization milestone payments, provided that (i) development milestones shall not exceed $10 million in the aggregate and shall not be payable prior to proof of concept in humans and (ii) commercialization milestones shall be based on reaching annual net sales levels, be limited to 3% of the applicable net sales level, and not exceed $30M in the aggregate. BioXcel shall continue to make such product identification and related services available to BTI until at least December 31, 2024. As consideration for the foregoing, BTI has agreed to pay BioXcel consideration in the amount of $18,000 per month, prorated for any partial month, as applicable, for the period beginning March 13, 2023 and ending December 31, 2024.

B.	Miscellaneous.
1.

Except to the extent amended by  this Second Amendment, all of the definitions, terms, provisions and conditions set forth in the Shared Services Agreement are ratified and confirmed and shall remain in full force and effect.

2.

As of the Second Amendment Effective Date, the Shared Services Agreement and this Second Amendment shall be read and construed together as a single agreement, and any and all references in the Shared  Services Agreement to “this Agreement”, “hereunder”, “herein”, “hereof’ or words of like import referring to the Shared Services Agreement shall be deemed a reference to the Shared Services Agreement as amended by this Second Amendment.

3.

This Second Amendment may be signed in any number of counterparts (facsimile and electronic transmission included), each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Signatures to this Second Amendment may be provided by PDF file and shall be deemed to be original signatures.

[Signature page follows]

IN WITNESS WHEREOF, BioXcel and BTI, intending to be legally bound, have caused this Second Amendment to be signed by their duly authorized representatives.

BIOXCEL LLC		BIOXCEL THERAPEUTICS, INC.

By:	/s/ Ankush Sethi	By:	/s/ Richard Steinhart
Name:	Ankush Sethi	Name:	Richard Steinhart
Title:	Chief Operating Officer	Title:	Senior Vice President and Chief Financial Officer